EXHIBIT 10.18

                Bedford Property Investors, Inc.

                      AMENDED AND RESTATED
                1992 DIRECTORS STOCK OPTION PLAN

    (effective May 20, 1992, amended September 13, 1995 and
May 16, 1996 and amended and restated effective September 4, 1997)

             In order to attract and retain the services of qualified individuals to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased ownership of Common Stock by such individuals, the Company hereby authorizes
(i) grants to such individuals of Options and (ii) deferrals by such individuals who are not employees of the Company of a portion of their Director's Fees in accordance with the terms and conditions set forth herein. Any capitalized term used herein without definition in the section where first used shall have the meaning ascribed to such term in Section 10.

             1. Administration. The Administrator will be responsible for administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation and by-laws as such documents may be amended from time to time.

             2.   Shares Available.  Subject to the provisions of
Section 7(b) of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 500,000 shares (the "Limit"). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

             (a) the number of outstanding Phantom Stock Units and shares of Common Stock underlying Options shall be charged against the Limit; and

             (b)  the Limit shall be increased by:

                  (i) the number of shares subject to an Option which lapses, expires or is otherwise terminated without the issuance of such shares,
                  (ii) the number of shares tendered to pay the exercise price of an Option, and

                  (iii) the number of shares withheld from the shares deliverable upon exercise of an Option or contributed by a Director to satisfy a Director's tax withholding obligations, if any.

             3. Options. Each Director shall receive grants of Options under the Plan as follows:

             (a)  Option Grants.

             (i) Initial Grant. On the date of a Director's initial election or appointment to the Board, such Director (including any Director reelected or reappointed after a period of at least 12 calendar months during which he did not serve on the Board) shall be granted, subject to Section 3(a)(iii), an Option to purchase 25,000 shares of Common Stock. Such Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock determined as of the date of grant and shall be subject to the vesting schedule provided for in Section 3(b) and the other terms and conditions provided for herein.

             (ii) Annual Grants. At each Annual Meeting during the term of the Plan, each individual who has continuously served as a Director for a period ending on the date of such Annual Meeting and who is reelected at such Annual Meeting or who will otherwise continue to serve on the Board following such Annual Meeting will receive, subject to Section 3(a)(iii), an Option to purchase 10,000 shares of Common Stock. The Option shall have a per share exercise price equal to the Fair Market Value of the Common Stock determined as of the date of grant and shall be subject to the vesting schedule provided for in Section 3(b) and the other terms and conditions provided for herein.

             (iii) Insufficient Shares. If the number of shares underlying Options to be granted under Section 3(a)(i) or 3(a)(ii) exceeds the Limit, each Director to be granted an Option at such time shall receive a pro rata grant determined by multiplying (A) the number of shares underlying the Option which the Director would have been granted at such time had the number of shares available for grant under the Plan been sufficient by
        (B) a fraction, the numerator of which equals the Limit at such time and the denominator of which equals the total number of shares underlying Options which all Directors would have been granted had the number of shares available for grant under the Plan been sufficient.

             (b) Vesting Schedule of Options. Options awarded pursuant to the Plan shall vest and become exercisable on the date that is six months from the date of grant (the "Vesting Date") of the Option.

             (c)  Term of Options.

             (i) Ten-Year Term. Each Option shall expire ten years from its date of grant, subject to earlier termination as provided herein.

             (ii) Exercise Following Termination of Service Due to Death. If a Director ceases to be a member of the Board by reason of such Director's death, the Options granted to such Director that are then exercisable may be exercised by such Director's Beneficiary at any time within one year after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 3(c)(i) above. At the end of such one-year period, the exercisable Options shall expire. Options that are not exercisable at the date of termination of service shall expire on such date.

             (iii) Exercise Following Termination of Service Due to Disability. If a Director ceases to be a member of the Board by reason of such Director's Disability, the Options granted to such Director that are then exercisable may be exercised by the Director at any time within one year after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 3(c)(i) above. At the end of such one-year period, the exercisable Options shall expire. Options that are not exercisable at the date of termination of service shall expire on such date.

             (iv)      Exercise Following Other Terminations of
        Service. If a Director ceases to be a member of the Board for any reason other than death or Disability, then the Director shall have the right, subject to the terms and conditions hereof, to exercise the Option, at any time within three months after the date of such termination, subject to the earlier expiration of the Option as provided for in Section 3(c)(i) above, but only to the extent that such Option was exercisable by the Director on the date of such termination of service; provided, however, that in the event that a Director is also an employee of the Company or becomes an employee upon ceasing to be a member of the Board, the Option shall vest and become exercisable in accordance with its terms and conditions and shall remain exercisable for a period of three months after such individual=s employment with the Company terminates for any reason. Except as provided in the previous sentence, the unvested portion of the Option shall expire on the date of the Director's termination of service with the Board. At the end of such three-month period, the exercisable Options shall expire.

             (d)  Time and Manner of Exercise of Options.

             (i) Notice of Exercise. Subject to the other terms and conditions hereof, a Director may exercise any Options, to the extent such Options are vested, by giving written notice of exercise to the Company; provided, however, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in Section 3(d)(ii) are satisfied.

             (ii)      Payment.  Subject to the last sentence of this
        Section 3(d)(ii), prior to the issuance of a certificate pursuant to Section 3(d)(v) hereof evidencing the shares of Common Stock in respect of which all or a portion of an Option shall have been exercised, a Director shall have paid to the Company the exercise price of the Option for all such shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company in U.S. dollars, or in shares of Common Stock already owned by the Director for at least six months at the time of exercise valued at their Fair Market Value as of the last business day preceding the date of exercise, or in a combination of cash and shares. Payment of the exercise price in shares of Common Stock shall be made
        (i) by delivering to the Company the share certificate(s) representing the required number of shares, with the Director signing his or her name on the back or by attaching executed stock powers (the signature of the Director must be guaranteed in either case) or (ii) attesting to ownership of a sufficient number of shares of Common Stock. In addition to the exercise methods described above, a Director may exercise an Option through a procedure whereby the Director delivers to the Company an irrevocable notice of exercise in exchange for the Company issuing the shares of Common Stock subject to the Option to a broker previously designated or approved by the Company, subject to such rules and procedures as the Administrator may determine (for purposes of such a transaction the value of shares of the Common Stock shall be deemed to equal the Fair Market Value of the Common Stock on the date of exercise of the Option).

             (iii) Stockholder Rights. A Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Director pursuant to Section 3(d)(v), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Director shall become the holder of record thereof.

             (iv) Limitation on Exercise. No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state "blue sky" laws is available.

             (v) Issuance of Shares. Subject to the foregoing conditions and Section 3(d)(vi), as soon as reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Director (or following the Director's death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Director (or such Beneficiary), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Shares sold in connection with a broker-assisted Acashless exercise@ shall be delivered to the broker designated or appointed by the Company in the time and manner described in Section 3(d)(ii) above. Any such shares shall be fully paid and nonassessable.

             (vi) Deferral of Profit Shares. Directors may elect to defer receipt of shares of Common Stock otherwise deliverable upon exercise of an Option. An election to defer such delivery shall be irrevocable and shall be made in writing on a form (the "Option Deferral Election Form") acceptable to the Company at least six months prior to exercise. If a Director exercises an Option at any time after delivery of an Option Deferral Election Form with respect to such Option by tendering previously-owned shares of Common Stock, the Director's Deferred Compensation Account will be credited with a number of Phantom Stock Units equal to the number of shares of Common Stock for which delivery is deferred. Phantom Stock Units shall be paid by delivery of shares of Common Stock in accordance with the timing and manner of payment elected by the Director on his or her first Deferral Election Form filed in accordance with Section 4, or, if no such election form has previously been filed by the Director, then in accordance with the timing and manner of payment elected by the Director on such Option Deferral Election Form.

             (vii) Tax Withholding. Where applicable, upon the exercise of the Option (or upon settlement of Phantom Stock Units), the Company shall be entitled to require as a condition of delivery of Common Stock that a Director remit, or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all federal, state and local withholding and employment tax requirements relating to such exercise. A Director will be entitled to elect to have the Company withhold from the Common Stock to be delivered upon the exercise of the Option, or to elect to deliver to the Company from shares of Common Stock owned separately by the Director, a sufficient number of such shares of Common Stock to satisfy the federal, state and local withholding and employment tax obligations relating to the Director's exercise of the Option (and the Company's withholding obligations) to the extent, if any, permitted under rules and regulations adopted by the Administrator and in effect at the time of such exercise. In such case, the Common Stock withheld or the Common Stock surrendered will be valued at the Fair Market Value on the date of exercise determined in accordance with the Plan.

             (e) Transferability of Options. Options may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution; provided, however, that Options may be, with the approval of the Administrator, transferred to a member or members of a Director's immediate family (as defined below) or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such immediate family members (collectively, "Permitted Transferees"), subject to such rules and procedures as may from time to time be adopted or imposed by the Administrator. If an Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Director. A Director shall notify the Company in writing prior to any proposed transfer of an Option to a Permitted Transferee and shall furnish the Company, upon request, with information concerning such Permitted Transferee's financial condition and investment experience. For purposes of the Plan, a Director's "immediate family" means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships; provided, however, that if the Company adopts a different definition of "immediate family" (or similar term) in connection with the transferability of employee stock options awarded to employees of the Company, such definition shall apply, without further action by the Board, to the Plan.

             4.   Deferral of Director's Fees.

             (a)  Deferral Elections.

             (i) General Provisions. Directors may elect to defer all or a specified percentage of their Director's Fees with respect to a Deferral Period in the manner provided in this Section 4. A Director's Deferred Benefit is at all times nonforfeitable.

             (ii) Deferral Election Forms. Before the Election Date applicable to a Deferral Period, each Director will be provided with a Deferral Election Form and a Beneficiary Designation Form (which may, in the discretion of the Administrator, be combined in one form). In order for a Director to participate in the deferral portion of the Plan for a given Deferral Period, a Deferral Election Form, completed and signed by him, must be delivered to the Company on or prior to the applicable Election Date. A Director electing to participate in the Plan for a given Deferral Period shall indicate on his Deferral Election Form:

                       (A) the percentage of the Director's Fees for the Deferral Period to be deferred;

                  (B) if the Deferral Election Form is the first such form filed by the Director, the Director's election, in accordance with Sections 4(f) and 4(g), as to the timing and manner of payment of the Deferred Benefits. A Director's election as to the timing and manner of payment of Deferred Benefits in the initial Deferral Election Form shall govern the timing and manner of payment of all subsequent deferrals under the Plan and may not be changed or revoked; and

                  (C) whether amounts deferred for the Deferral Period will be credited to the Deferred Compensation Account as Phantom Stock Units in accordance with Section 4(b) below or Phantom Cash Amounts in accordance with Section 4(c) below. A Director's election as to the method of crediting deferred amounts for a given Deferral Period may not be subsequently changed or revoked. Director's Fees for a given Deferral Period may be deferred in part in Phantom Cash Amounts and in part in Phantom Stock Units. Any such allocation shall be in multiples of 10% (not to exceed 100%) of the amounts deferred.

             (iii) Effect of No Deferral Election. A Director who does not submit a completed and signed Deferral Election Form to the Company on or prior to the applicable Election Date may not defer his Director's Fees for the Deferral Period. However, a Director's Deferral Election Form filed for one Deferral Period shall be effective for subsequent Deferral Periods if not otherwise revoked by the Director.

             (b) Establishment of Deferred Compensation Accounts. A Director's deferrals will be credited to a Deferred Compensation
Account set up for that Director by the Company in accordance with the provisions of this Section 4.

             (c) Crediting of Phantom Cash Amounts to Deferred Compensation Accounts. The portion of the Director's Fees that a Director elects to defer in the form of Phantom Cash Amounts shall be credited to the Deferred Compensation Account (i) for any cash retainer payable to a Director, as of the last business day of the fiscal quarter in which such amount would otherwise have been payable to the Director and (ii) for all other Director's Fees (including, but not limited to, fees payable for attendance at a meeting of the Board or a committee thereof or in connection with a site inspection of property in which the Company is contemplating making an investment), as of the date such services are performed. The Phantom Cash Amount credited to the Deferred Compensation Account shall thereafter be credited with notional interest as of the last day of each month. The annual rate of interest in effect for a Deferral Period shall be the "applicable federal rate" for short-term loans with monthly compounding, as promulgated by the Internal Revenue Service under section 1274 of the Code for the first month in such Deferral Period.

             (d)  Crediting of Phantom Stock Units to Deferred
Compensation Accounts.

             (i) Number of Phantom Stock Units. The portion of the Director's Fees that a Director elects to defer in the form of Phantom Stock Units shall be credited to the Deferred Compensation Account (i) for any cash retainer payable to a Director, as of the last business day of the fiscal quarter in which such amount would otherwise have been payable to the Director and (ii) for all other Director's Fees (including, but not limited to, fees payable for attendance at a meeting of the Board or a committee thereof or in connection with a site inspection of property in which the Company is contemplating making an investment), as of the date such services are performed. The number of Phantom Stock Units to be credited to the Deferred Compensation Account shall be determined by dividing (1) the amount of the Director's Fees deferred by
        (2) the Fair Market Value of a share of Common Stock as of the date of crediting. Any partial Phantom Stock Unit that results from the application of the previous sentence shall be rounded to the nearest whole Phantom Stock Unit.

             (ii) Dividend Equivalents. In the event that the Company pays any cash or other dividend or makes any other distribution in respect of the Common Stock, each Phantom Stock Unit credited to the Deferred Compensation Account of a Director will be credited with an additional number of Phantom Stock Units (including fractions thereof) determined by dividing (A) the amount of cash, or the value (as determined by the Administrator) of any securities or other property, paid or distributed in respect of one outstanding share of Common Stock by (B) the Fair Market Value of a share of Common Stock as of the date of such payment or distribution. If the sum of such additional Phantom Stock Units (or fractions thereof) would cause the crediting of a partial Phantom Stock Unit, such partial Phantom Stock Unit shall be rounded to the nearest whole Phantom Stock Unit. Such credit shall be made effective as of the date of the dividend or other distribution in respect of the Common Stock.

             (iii) No Rights as Stockholder. The crediting of Phantom Stock Units to a Director's Deferred Compensation
        Account shall not confer on the Director any rights as a stockholder of the Company.

             (e) Written Statements of Account. The Company will furnish each Director with a statement setting forth the value of such Director's Deferred Compensation Account as of the end of each Deferral Period and all credits to and payments from the Deferred Compensation Account during the Deferral Period. Such statement will be furnished no later than 60 days after the end of the Deferral Period.

             (f) Manner of Payment of Deferred Benefit. Payment of the portion of the Deferred Benefits under the Plan credited as Phantom Cash Amounts shall be in cash and payment of the portion of the Deferred Benefits credited in Phantom Stock Units shall be in shares of Common Stock. Payment shall be made either in a single lump sum or in a series of five or fewer annual installments. The amount of each installment payment to a Director shall be determined in accordance with the formula B/(N - P), where "B" is the total value of the Deferred Compensation Account as of the installment calculation date, "N" is the number of installments elected by the Director and "P" is the number of installments previously paid to the Director. If a Director's Deferred Benefit is credited in part in Phantom Cash Amounts and in part in Phantom Stock Units and the Director elects the payment of Deferred Benefits in more than one installment, then the formula in the previous sentence shall be applied separately with respect to each such portion of the Deferred Compensation Account.

             (g) Commencement of Payment of Deferred Benefit. Payment of a Director's Deferred Benefit shall commence as soon as practicable (but in no event more than 60 days) after the earlier to occur of:

             (i) termination of service as a member of the Board or, in the case of a member of the Board who is also an employee of the Company or who becomes an employee upon such individual's termination of service as a member of the Board, after such individual's termination of service as an employee of the Company; or

             (ii) the date specified in the Deferral Election Form executed by the Director.

             (h) Death. In the event of a Director's death, the Director's entire Deferred Benefit (including any unpaid portion thereof corresponding to installments not yet paid at the time of death), to the extent not distributed earlier pursuant to
Section 4(g), will be distributed in a lump sum to the Director's Beneficiary as soon as practicable after the date of death, but in no event more than six months after the Director's date of death.

             (i) Restrictions on Transfer. The Company shall pay all Deferred Benefits payable under the Plan only to the Director or Beneficiary designated under the Plan to receive such amounts.
Neither a Director nor his Beneficiary shall have any right to anticipate, alienate, sell, transfer, assign, pledge, encumber or change any benefits to which he may become entitled under the Plan, and any attempt to do so shall be void. A Deferred Benefit shall not be subject to attachment, execution by levy, garnishment, or other legal or equitable process for a Director's or Beneficiary's debts or other obligations.

             (j) Early Payment of Deferred Benefits. In the event that the Internal Revenue Service shall make a final determination that all or a portion of a Director's Deferred Benefits are subject to ordinary income tax prior to the scheduled date of payment of such Deferred Benefit pursuant to the terms of this Plan and the applicable deferral election made by the Director, such Deferred Benefits shall, to the extent determined to be subject to current taxation, be immediately paid to the Director.

             5.   Designation of Beneficiary.

             (a) Beneficiary Designations. Each Director may designate a Beneficiary to receive any Deferred Benefit due under the Plan or to exercise an Option upon the Director's death by executing a Beneficiary Designation Form.

             (b) Change of Beneficiary Designation. A Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator revokes and rescinds any prior Beneficiary Designation Form.

             6.   Change in Control.

             Anything in the Plan to the contrary notwithstanding, in the event of a Change in Control of the Company, the following provisions shall apply:

             (a) Any Options outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; provided, however, that if the Administrator shall receive an opinion from a nationally recognized firm of accountants to the Company that the accelerated vesting of some or all of the Options will prohibit the utilization of "pooling of interests" accounting in connection with the transaction resulting in the Change in Control of the Company, then such Options shall not become fully exercisable and vested upon the Change in Control.

             (b) All Deferred Benefits credited to a Director's Deferred Compensation Account shall be paid to the Director (or to the Director's Beneficiary if the Director dies prior to payment) on or prior to the date of the Change in Control. Payment of the portion of the Deferred Benefits under the Plan credited as Phantom Cash Amounts shall be in cash and payment of the portion of the Deferred Benefits credited in Phantom Stock Units shall be in shares of Common Stock.

             7.   Recapitalization or Reorganization

             (a) Authority of the Company and Stockholders. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

             (b) Change in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares (a "Change in Capitalization"), (i) such proportionate adjustments as may be necessary (in the form determined by the Administrator in its sole discretion) to reflect such change shall be made to prevent dilution or enlargement of the rights of Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise prices in respect thereof, the number of shares of Common Stock covered by future Option grants and the number of Phantom Stock Units credited to a Director's Deferred Compensation Account and
(ii) the Administrator may make such other adjustments, consistent with the foregoing, as it deems appropriate in its sole discretion.

             (c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Option will vest and become exercisable on a date prior to the consummation of the proposed action that is reasonably sufficient to enable the Directors to exercise their Options. All Deferred Benefits credited to the Director's Deferred Compensation Account as of the date of the consummation of a proposed dissolution or liquidation shall be paid in cash to the Director or, in the event of death of the Director prior to payment, to the Beneficiary thereof on the date of the consummation of such proposed action. The cash amount paid for each Phantom Stock Unit shall be the Fair Market Value of a share of Common Stock as of the date of the consummation of such proposed action.

             8.   Termination and Amendment of the Plan.

             (a) Termination. The Plan shall terminate upon the first to occur of (i) the adoption of a resolution of the Board terminating the Plan or (ii) May 19, 2002 (the ATermination Date@). Following the Termination Date, no further grants of Options shall be made pursuant to the Plan and no further Director's Fees may be deferred by a Director.

             (b) General Power of Board. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without stockholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further that the Board may not, without stockholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 7(b) above.

             (c) When Directors' Consents Required. The Board may not alter, amend, suspend, or terminate the Plan without the consent of any Director to the extent that such action would (i) adversely affect his or her rights with respect to Options that have previously been granted or (ii) result in the distribution to such Director of amounts then credited to his Deferred Compensation Account in any manner other than as provided in the Plan or could reasonably be expected to result in the immediate taxation to such Director of Deferred Benefits.

             9.   Miscellaneous

             (a) No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

             (b)  Unfunded Plan.

             (i) Generally. This Plan is unfunded. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company's creditors.

             (ii) Deferred Benefits. A Deferred Benefit represents at all times an unfunded and unsecured contractual obligation of the Company and each Director or Beneficiary will be an unsecured creditor of the Company. No Director, Beneficiary or any other person shall have any interest in any fund or in any specific asset of the Company by reason of any amount credited to him hereunder, nor shall any Director, Beneficiary or any other person have any right to receive any distribution under the Plan except as, and to the extent, expressly provided in the Plan. The Company will not segregate any funds or assets for Deferred Benefits or issue any notes or security for the payment of any Deferred Benefits. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide benefits under the Plan shall not serve in any way as security to any Director, Beneficiary or other person for the performance of the Company under the Plan.

             (c) Other Compensation Arrangements. Benefits received by a Director pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company.

             (d) Securities Law Restrictions. The Administrator may require each Director purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Director is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

             (e) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

             (f) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles.

             10.  Definitions.

             "Administrator" means the Chief Financial Officer of the Company or the individual appointed by the Chief Executive Officer of the Company to administer the Plan.

             "Annual Meeting" means an annual meeting of the Company's stockholders.

             "Beneficiary" or "Beneficiaries" means an individual or entity designated by a Director on a Beneficiary Designation Form to receive Deferred Benefits and to exercise Options in the event of the Director's death; provided, however, that if no such individual or entity is designated or if no such designated individual is alive at the time of the Director's death, Beneficiary shall mean the Director's estate.

             "Beneficiary Designation Form" means a document, in a form approved by the Administrator to be used by Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Director and received by the Administrator prior to the date of death of the Director.

             "Board" means the Board of Directors of the Company.

             "Change in Control" shall mean the occurrence of any of the following:

             (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under
        Section 14(d)(2) of the Exchange Act (other than (A) AEW Capital Management, (B) the Company or any of its subsidiaries or (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any of its subsidiaries), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

             (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (:) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

             (iii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company, in each case with respect to which the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction; or

             (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed.

             "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

             "Common Stock" means the common stock of the Company, par value $0.02 per share.

             "Company" means Bedford Property Investors, Inc., a
        Maryland corporation, or any successor to substantially all of its business.

             "Deferral Election Form" means a document, in a form approved by the Administrator, pursuant to which a Director makes a deferral election under the Plan.

             "Deferral Period" means each calendar year. A short Deferral Period under the Plan shall commence on December 9, 1997 and end on December 31, 1997 for purposes of deferring Board meeting fees scheduled to be paid on December 9, 1997. If an individual becomes eligible to participate in the Plan after the commencement of a Deferral Period, the Deferral Period for the individual shall be the remainder of such Deferral Period.

             "Deferred Benefit" means an amount that will be paid on a deferred basis under the Plan to a Director who has made a deferral election.

             "Deferred Compensation Account" means the bookkeeping record established for each Director. A Deferred Compensation Account is established only for purposes of measuring a Deferred Benefit and not to segregate assets or to identify assets that may be used to pay a Deferred Benefit.

             "Director" means a member of the Board.

             "Director's Fees" means the cash portion of (i) any retainer fee payable to a Director for service on the Board,
        (ii) any other fee payable for service on, or for acting as chairperson of, any committee of the Board, or in connection with a site inspection of property in which the Company is contemplating making an investment and (iii) any other fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.

             "Disability" shall have the meaning set forth in the Company's long-term disability plan, regardless of whether the Director is a participant in such plan.
             "Effective Date" shall mean September 4, 1997.

             "Election Date" means the day immediately preceding the commencement of a Deferral Period. If an individual first becomes eligible to participate in the Plan on an Annual Meeting date or after the start of a Deferral Period, the Election Date shall be the 30th day following such Annual Meeting date or initial participation date, as the case may be. The Election Date for the short Deferral Period commencing on December 9, 1997 and ending on December 31, 1997 shall be December 8, 1997.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

             "Fair Market Value" means the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on the New York Stock Exchange or any other established stock exchange or a national market system (including without limitation the Nasdaq National Market), its Fair Market Value shall be the mean between the high and low sales prices for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in the Common Stock) for the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

             (ii) If the Common Stock is regularly quoted on the Nasdaq system (but not on the Nasdaq National Market) or quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination.

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

             "Option" means an option to purchase shares of Common Stock awarded to a Director pursuant to the Plan.

             "Phantom Cash Amounts" means the amounts credited to a Deferred Compensation Account in accordance with Section 4(c).

             "Phantom Stock Unit" means a bookkeeping unit representing one share of Common Stock credited to a Deferred Compensation Account in accordance with Section 4(d).

              "Plan" means the Bedford Property Investors, Inc. Amended and Restated 1992 Directors' Stock Option Plan.

             "Subsidiary" means any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company.

             11. Effective Date. The amendments to the Plan set forth herein by restatement shall be effective as of the Effective Date, subject to the approval thereof by the stockholders of the Company by no later than the next Annual Meeting to occur after the Effective Date. If such stockholder approval is not obtained on or before the date of such Annual Meeting, all Director's Fees previously deferred under the Plan (together with notional interest credited at the rate described in the last sentence of Section 4(c) above) shall be paid to the Directors in cash within ten days following the date of the Annual Meeting and the amendments to the Plan herein shall be void ab initio.